Exhibit 99.1

FOR IMMEDIATE RELEASE April 1, 2026

Greenlane Holdings, Inc. Announces 1-for-8 Reverse Stock Split

BOCA RATON, Fla., April 1, 2026 (GLOBE NEWSWIRE) – Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a company with a Berachain-focused Digital Asset Treasury (“DAT”), today announced that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-8, to be effective as of 12:01 a.m. Eastern Time on April 6, 2026.

Greenlane’s common stock will begin trading on a reverse stock split-adjusted basis at the opening of the market on April 6, 2026. Following the reverse stock split, Greenlane’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “GNLN” with the new CUSIP number, 395330 608. The reverse stock split is intended to improve perception of the Company’s common stock as an investment security, appeal to a broader range of investors, and maintain compliance with Nasdaq Listing Rule 5550(a)(2).

The reverse stock split will not change the authorized number of shares of Greenlane’s common stock. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share in connection with the reverse stock split will instead receive a cash payment in lieu thereof equal to such fraction multiplied by the closing sales price of Greenlane’s common stock as reported on The Nasdaq Capital Market on April 2, 2026. In addition, the reverse stock split will apply to Greenlane’s common stock issuable (or deemed issuable, as applicable) upon the exercise or conversion, as applicable, of certain of Greenlane’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise and conversion prices thereof, in each case in accordance with the respective terms of such warrants and stock options (and the applicable equity incentive plans).

The reverse stock split will reduce the number of issued and outstanding shares of Greenlane’s common stock from approximately 5,039,563 to approximately 629,945.

At Greenlane’s special meeting of stockholders held on March 25, 2026, Greenlane’s stockholders approved the reverse stock split in connection with Greenlane’s common stock and gave Greenlane’s board of directors discretionary authority to select a ratio for the reverse stock split ranging from 1-for-5 shares to 1-for-15 shares. Greenlane’s board of directors approved the reverse stock split at a ratio of 1-for-8 on March 25, 2026.

Equiniti Trust Company, LLC is acting as the exchange agent and paying agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Equiniti Trust Company, LLC will provide instructions to any stockholders with certificates regarding the process in connection with the exchange of pre-reverse stock split stock certificates for ownership in book-entry form or stock certificates on a post-reverse stock split basis. Stockholders are encouraged to contact their bank, broker or custodian with any procedural questions.

About Greenlane

Founded in 2005, Greenlane Holdings, Inc. (Nasdaq: GNLN) is a publicly traded digital asset treasury company with a strategic focus centered on BERA, the native digital asset of the Berachain blockchain network. In addition to its digital asset treasury activities, the Company continues to operate a reduced-scale wholesale and distribution business through an asset-light drop-ship model. For more information, visit investor.gnln.com.

About Berachain

Berachain is a decentralized, open-source, EVM-compatible layer-1 blockchain engineered for high throughput, low latency, and full compatibility with Ethereum tooling, smart contracts, and infrastructure. Berachain utilizes a novel Proof of Liquidity consensus mechanism that integrates network security with active liquidity provisioning. For more information, visit berachain.com.

Investor Contact: IR@greenlane.com or PCG Advisory | Kevin McGrath | +1-646-418-7002

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Greenlane and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Greenlane’s ability to regain or remain in compliance with the continued listing standards of Nasdaq.

Risks and uncertainties that could cause Greenlane’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets and whether a market will be established for Greenlane’s common stock; general economic, political and business conditions; Greenlane’s digital asset treasury strategy; participation in the Berachain ecosystem; capital allocation plans; validator and staking activities; and other risks and uncertainties indicated from time to time and other risks described in Greenlane’s most recent periodic reports filed with the Securities and Exchange Commission, including Greenlane’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Greenlane undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.